UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 25, 2010

PERCEPTRON, INC.

(Exact Name of Registrant as Specified in Charter)

Michigan	0-20206	38-2381442
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

47827 Halyard Drive, Plymouth, MI	48170-2461
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (734) 414-6100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	RESULTSOF OPERATIONS AND FINANCIAL CONDITION

On August 25, 2010, Perceptron, Inc. (the “Company”) issued a press release announcing the Company’s financial and operating results for the fourth quarter and fiscal year ended June 30, 2010.  Attached hereto and incorporated by reference as Exhibit 99.1 is the press release relating to such announcement with two corrections.  On page three of the press release the statement should have been that the Company has shareholders’ equity at June 30, 2010 of $53.5 million, or $5.97 per basic share not per diluted share as stated.  In the Condensed Operating Statements, the diluted weighted average common shares outstanding for the three months ended June 30, 2010 should have been recorded as 9,073,000 not 8,954,000.  Such information, including Exhibit 99.1 attached hereto under Item 9.01, shall not be deemed "filed" for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

C.	Exhibits.

Exhibit No.	Description

99.1	Press Release dated August 25, 2010 announcing the Company’s financial and operating results for the fourth quarter and fiscal year ended June 30, 2010 as corrected.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERCEPTRON, INC.
(Registrant)

Date: August 26, 2010	/s/ John H. Lowry III
By: John H. Lowry III
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press release dated August 25, 2010 announcing the Company’s financial results for the fourth quarter and fiscal year ended June 30, 2010 as corrected.